OpenTable Announces $50 Million Share Repurchase Program

SAN FRANCISCO, Nov. 30, 2011 /PRNewswire/ -- OpenTable, Inc. (Nasdaq: OPEN, www.opentable.com), a leading provider of free, real-time online reservations for diners and guest management systems for restaurants, today announced that its Board of Directors has approved a $50 million share repurchase program.

(Logo: http://photos.prnewswire.com/prnh/20110606/MM07085LOGO )

Under the share repurchase program, OpenTable is authorized to repurchase up to $50 million of its outstanding shares of common stock. Any share repurchases made pursuant to the program will be made from time to time in the open market, in privately negotiated transactions or otherwise. The timing and amount of any shares repurchases will be determined by the Company's management based on its evaluation of market conditions, the trading price of the stock, regulatory requirements and other factors. The Company expects to fund the share repurchase program through cash and short-term investments. The share repurchase program may be suspended, modified or discontinued at any time at the Company's discretion without prior notice.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities.

About OpenTable

OpenTable is a leading provider of free, real-time online restaurant reservations for diners and reservation and guest management solutions for restaurants. The OpenTable network delivers the convenience of online restaurant reservations to diners and the operational benefits of a computerized reservation book to restaurants. OpenTable has more than 20,000 restaurant customers, and, since its inception in 1998, has seated more than 250 million diners around the world. The Company is headquartered in San Francisco, California, and the OpenTable service is available throughout the United States, as well as in Canada, Germany, Japan, Mexico and the United Kingdom. OpenTable also owns and operates toptable.com, a leading restaurant reservation site in the United Kingdom.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding the Company's strategic and operational plans. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, among others, the impact of the current economic climate on the Company's business; the Company's ability to maintain an adequate rate of growth; the Company's ability to effectively manage its growth; the Company's ability to attract new restaurant customers; the Company's ability to increase the number of visitors to its website and convert those visitors into diners; the Company's ability to retain existing restaurant customers and diners or encourage repeat reservations; the Company's ability to successfully enter new markets and manage its international expansion; the Company's ability to successfully manage any acquisitions of businesses, solutions or technologies; interruptions in service and any related impact on the Company's reputation; and costs associated with defending intellectual property infringement and other claims. More information about potential factors that could affect the Company's business and financial results is contained in the Company's annual report on Form 10-K for the year ended December 31, 2010 and the Company's other filings with the SEC. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

OpenTable, OpenTable.com, OpenTable logos, toptable.com and other service names are the trademarks of OpenTable, Inc. and/or its affiliates.

CONTACT: Investor Relations: +1-415-344-6520, investors@opentable.com, or Media Relations: +1-415-344-4275, pr@opentable.com